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Exhibit 99.1

MAGNA ENTERTAINMENT CORP. CLASS A SUBORDINATE VOTING STOCK

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS OF THE CORPORATION

        The undersigned stockholder of Magna Entertainment Corp. (the "Corporation") hereby appoints Frank Stronach, or failing him Blake Tohana, or instead of either of them ............................................... as the proxyholder of the undersigned, with full power of substitution, in respect of all the shares of Class A Subordinate Voting Stock of the Corporation held by the undersigned, to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before, the Annual and Special Meeting of Stockholders of the Corporation on Tuesday, May 6, 2008 beginning at 11:00 a.m. local time at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada and any and all adjournment(s) thereof, and, without limiting the general authority conferred by this proxy, the undersigned hereby specifically directs such proxyholder as follows:

A.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the election of Anthony R. Campbell, Jerry D. Campbell, Ron Charles, Jennifer Jackson, William J. Menear, Frank Stronach, Frank Vasilkioti and Charlie Williams as directors (to withhold your vote from any individual nominee strike a line through the nominee's name);

B.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the ratification of the Audit Committee's appointment of Ernst & Young LLP, certified public accountants, as MEC's auditors for the fiscal year ending December 31, 2008;

C.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the proposal to authorize the Board of Directors of MEC, in its discretion, to amend MEC's Restated Certificate of Incorporation to effect a reverse stock split for one time only, prior to May 6, 2009, in any whole number consolidation ratio from 1:10 to 1:20; and

D.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the proposal to authorize the Board of Directors of MEC, in its discretion, to amend MEC's Restated Certificate of Incorporation to authorize the creation of a class of preferred stock.

        This proxy confers discretionary authority to vote on amendments or variations to the matters identified in the Notice of Annual and Special Meeting and on all other business or matters as may properly come before the meeting or any adjournment(s) thereof.

        In the absence of any express instruction to the contrary, the proxyholder will vote for the management nominees for the office of director, for the ratification of the appointment of Ernst & Young LLP as the auditors of the Corporation, for the proposed stock consolidation and for the proposed authorization of the creation of a class of preferred stock.

        The undersigned confirms the express wish that this document and the documents relating hereto, including the Proxy Statement, be in English only.

        The undersigned hereby revokes any proxy previously given.

Date ...................................................... , 2008.
Signature ......................................................

Notes:

1.
This proxy must be signed by the stockholder or his/her attorney duly authorized in writing.

2.
If the stockholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized in writing.

3.
Please date this proxy. If not dated, it shall be deemed to be dated the day on which it is mailed.

4.
A stockholder has the right to appoint a person to attend and to act for him/her on his/her behalf at the meeting other than the management nominees named above. Such right may be exercised by striking out the names of Messrs. Stronach and Tohana and inserting in the space provided the name of the person to be appointed, who need not be a stockholder of the Corporation, or by completing another proper form of proxy.

If your address as shown is incorrect, please give your correct address when returning this proxy.

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  Exhibit 99.1